UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: September 22, 2015
(Date of earliest event reported): September 16, 2015

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3807 West Chester Pike, Newtown Square, PA	19073
(Address of principal executive offices)	(Zip Code)
(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 16, 2015, Sunoco Logistics Partners L.P. (the "Partnership") formalized its participation in the previously announced pipeline system to deliver crude oil from the Bakken/Three Forks production area in North Dakota to the Gulf Coast (the "Bakken Pipeline Project") by entering into an Exchange Agreement (the "Exchange Agreement") with Energy Transfer Partners, L.P., the controlling owner of the general partner of the Partnership ("ETP"), La Grange Acquisition, L.P., a subsidiary of ETP ("La Grange"), and Sunoco Pipeline L.P., a subsidiary of the Partnership ("SPLP"). Under the Exchange Agreement, SPLP agreed to acquire from La Grange 40 percent of La Grange’s membership interests (the "Bakken Membership Interests") in Bakken Holdings Company LLC ("Bakken Holdco"). Bakken Holdco, through its wholly-owned subsidiaries, owns a 75 percent membership interest in each of Dakota Access LLC ("Dakota Access") and Energy Transfer Crude Oil Company, LLC ("ETCOC"), which together intend to develop the Bakken Pipeline Project.
Pursuant to the Exchange Agreement, La Grange agreed to transfer the Bakken Membership Interests to SPLP in exchange for the Partnership (i) issuing to ETP approximately 10 million Class B Units representing limited partner interests in the Partnership, with such units subject to adjustment based on market price at the time of closing of the Exchange Transaction (as defined below), and (ii) paying to La Grange an amount in cash equal to 40 percent of the total cash contributions made by La Grange to Dakota Access and ETCOC in connection with the Bakken Pipeline Project as of the date of closing of the Exchange Transaction, with certain adjustments as agreed upon by the parties prior to or upon closing, as reimbursement for such capital expenditures (the "Exchange Transaction"). The Class B Units will not be entitled to receive quarterly distributions that are made on the Partnership’s common units and will be convertible into common units on a one-to-one basis on July 11, 2017, subject to the Partnership’s right to redeem the Class B Units beginning on the earlier of (i) the first full service date under a transportation service agreement with a shipper on the Bakken Pipeline Project and (ii) January 1, 2017, and ending ten days thereafter, or ETP’s right to sell the Class B Units to the Partnership beginning on July 1, 2017, and ending on July 10, 2017, each such right to be set forth in a Unitholder Agreement to be entered into in connection with the closing of the Exchange Transaction. The rights and privileges of the Class B Units, including the conversion provisions, will be set forth in an amendment to the Partnership’s Third Amended and Restated Agreement of Limited Partnership to be entered into in connection with the closing of the Exchange Transaction.
The board of directors of the Partnership’s general partner and the board’s conflicts committee have approved the Exchange Transaction. The closing of the Exchange Transaction is subject to certain customary closing conditions, including the execution of documentation setting forth the governance and capital contribution arrangements between SPLP and La Grange related to Bakken Holdco. There can be no assurance that all of the closing conditions will be satisfied or that the anticipated benefits of the Exchange Transaction will be realized. The Exchange Agreement also contains customary representations and warranties by the parties.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above with respect to the potential issuance of the Class B Units pursuant to the Exchange Agreement is incorporated herein by reference. At the closing of the Exchange Transaction described in Item 1.01 above, the Class B Units will be issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Safe Harbor Statement
Statements contained in this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, Its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
	Name:	Kathleen Shea-Ballay
	Title:	Senior Vice President, General Counsel and Secretary
Dated: September 22, 2015
Newtown Square, PA

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